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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of iBasis, Inc. on Form S-1 of our report dated March 7, 2003, relating to the consolidated financial statements of iBasis, Inc as of and for the two years ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets), appearing in the Prospectus, which is part of this Registration Statement,.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 12, 2003

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT